Exhibit 4.2

Name of Company:
CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED	CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

	Number	Class A Ordinary Share(s)
Number:	- [no. of shares] -

Incorporated under the laws of the Cayman Islands

Class A Ordinary Share(s):	Share capital is US$1,000,000 divided into
- [no. of shares] -	(i) 750,000,000 Class A Ordinary Shares of a par value of US$0.001 each and
(ii) 250,000,000 Class B Ordinary Shares of a par value of US$0.001 each

Issued to: [name of shareholder]

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

Dated	EXECUTED on behalf of the said Company on the day of 2012 by:

Transferred from:

DIRECTOR

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called CHINA MOBILE GAMES AND ENTERTAINMENT GROUP LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor in the presence of:

Witness	Transferor